SUB-ITEM 77Q3

AIM Select Equity Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811- 1540
Series No.:  2

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                  12,458
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                   1,627
        Class C                                   1,036
        Class Y                                     103

74V.  1  Net asset value per share (to nearest cent)
        Class A                                  $13.12
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                  $11.34
        Class C                                  $11.32
        Class Y                                  $13.15